UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 11, 2009
(Date of earliest event reported)

TELKONET, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Utah
 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2009, Telkonet, Inc. (the “Company”) entered into a Loan Agreement in the aggregate principal amount of $300,000 with the Wisconsin Department of Commerce (the “Department”).  The outstanding principal balance bears interest at the annual rate of Two (2) percent. Payment of interest and principal is to be made in the following manner:   (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, the Company shall pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which shall include all remaining principal, accrued interest and other amounts owed by the Company to the Department under the Loan Agreement.

The Company is obligated under the Loan Agreement to create and fill Thirty-Five (35) new full-time positions with an average wage of $18 per hour in Milwaukee, Wisconsin by December 31, 2012 and, thereafter maintain each such position until December 31, 2014.  Failure to satisfy this covenant results in an incremental increase in the interest rate for each new full-time position not kept, created, or maintained; capped at four (4) percent.

If an event of default under the Loan Agreement occurs, and subject to an Intercreditor Agreement between the Company, the Department, Thermo Credit, LLC and YA Global Investments, L.P., the Department may, among other things, declare the principal amount of all obligations under the Loan Agreement immediately due and payable. Events of default under the Loan Agreement include failure to pay interest or principal on the borrowings thereunder, failure to comply with certain covenants or agreements contained therein, and other events of default customary for financings of this type, subject to, as the case may be, applicable cure periods.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time without penalty.  The credit facility is secured by the Company’s assets pursuant to a General Business Security Agreement, a copy of which is attached hereto as Exhibit 10.2.  The proceeds from this loan will be used for the working capital requirements of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

4.1	Promossory Note in favor of Wisconsin Department of Commerce
10.1	Loan Agreement between the Wisconsin Department of Commerce and Telkonet, Inc.
10.2	General Business Security Agreement
10.3	Intercreditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: September 17, 2009
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer